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                                                                    Exhibit 99.3

                                     CONSENT

         Reference is made to that certain Registration Statement (the "Registration Statement") filed with the Securities and Exchange Commission with respect to certain securities of Jenna Lane, Inc., a Delaware corporation (the "Company").

         The undersigned has agreed to become a director of the Company upon the Effective Date (as defined in the Registration Statement) and acknowledges and consents to the reference to the undersigned in the section entitled "Management" as well as all other references to the undersigned in the Registration Statement.

         This consent is given pursuant to Rule 438 under the Securities Act of 1933, as amended.

Date: March 10, 1997


                                                  /s/ Gerald Cohen
                                                 -------------------------------
                                                 GERALD COHEN